UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2023
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VALVOLINE INC.
(Exact name of registrant as specified in its charter)
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Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way, Suite 100
Lexington, Kentucky 40509
(Address of principal executive offices)

(859) 357-7777
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02.	Results of Operations and Financial Condition

On August 9, 2023, Valvoline Inc. (“Valvoline” or the “Company”) issued a press release ("Earnings Press Release") announcing its financial results for the fiscal third quarter ended June 30, 2023. A copy of Valvoline's Earnings Press Release is attached to this Current Report on Form 8-K (“Form 8-K”) as Exhibit 99.1, which is incorporated by reference into this Item 2.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 9, 2023, the Company issued a press release (“CEO Succession Press Release”) announcing that Samuel J. Mitchell, Jr., the Company’s Chief Executive Officer (“CEO”) and a member of the Board of Directors (the “Board”), notified the Company’s Board on August 3, 2023 of his intention to retire as CEO and as a member of the Board, effective as of the close of business on September 30, 2023. The Board has appointed Lori A. Flees, the Company’s President, Retail Services, to succeed Mr. Mitchell as CEO, effective October 1, 2023.

Ms. Flees, age 52, has served as the Company’s President, Retail Services, since April 2022. In her role as President, Ms. Flees oversees Valvoline’s fast growing retail services business, which operates over 1,800 Company-owned and franchised service center locations serving consumer and fleet customers. Ms. Flees started her career in the automotive industry 35 years ago with General Motor’s GMC Truck division. After 17 years at Bain & Company, a global strategy consulting firm, Ms. Flees spent nearly a decade at Walmart where she led all aspects of Walmart’s Health & Wellness business across more than 4,800 locations. She joined Walmart to lead corporate strategy and development, and later moved into leadership roles that included the incubation of new retail capabilities via the deployment of emerging technologies, strategic partnership development with companies such as Google and Microsoft, and the leadership of the pharmacy and optical business of Sam’s Club.

In connection with her promotion to CEO, the Compensation Committee approved an increase in Ms. Flees’ annual base salary from $700,000 to $900,000 and her target annual incentive compensation opportunity from 75% to 100% of her annual base salary, effective October 1, 2023. In addition, the Compensation Committee approved an increase in Ms. Flees’ target long-term incentive compensation opportunity from $1,000,000 to $2,500,000, which will be effective with the Company’s annual grant of equity awards for fiscal 2024.

On August 3, 2023, the Board also approved the recommendation of the Governance & Nominating Committee of the Board that Ms. Flees be elected to the Board, effective October 1, 2023. As an employee director, Ms. Flees will not be entitled to receive compensation for her service as a member of the Board.

There are no arrangements or understandings between Ms. Flees and any other person pursuant to which she was elected as a director. There are not transactions or proposed transactions between Ms. Flees and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the Succession Press Release issued by the Company on August 9, 2023, announcing Mr. Mitchell’s retirement and Ms. Flees’ appointment as CEO and election to the Board is attached to this Form 8-K as Exhibit 99.2, which is incorporated by reference into this Item 5.02.

Item 7.01.	Regulation FD Disclosure

On August 9, 2023, Valvoline will make the Earnings Press Release available on its website located at http://investors.valvoline.com. On August 9, 2023, Valvoline will make available a webcast and slide presentation relating to the Earnings Press Release on Valvoline's website located at http://investors.valvoline.com.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits
99.1	Earnings Press Release dated August 9, 2023.
99.2	Succession Press Release dated August 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

In connection with the disclosures set forth in Items 2.02 and 7.01, the information in this Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Form 8-K will not be deemed an admission as to the materiality of any information in this Form 8-K that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: August 9, 2023	By:	/s/ Mary E. Meixelsperger
Mary E. Meixelsperger
Chief Financial Officer